UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2022

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Dr.
Post Office Box 98510
Las Vegas, Nevada
(Address of principal executive offices)

89193-8510

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 3, 2022, Southwest Gas Holdings, Inc. (the “Company”) and Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”) entered into a letter agreement (the “Agreement”) amending certain provisions of the Cooperation Agreement, dated as of May 6, 2022. The Agreement amends the Cooperation Agreement in order to (i) extend the date by which the Icahn Group has to name a replacement director for Jose A. Cárdenas to August 12, 2022 and (ii) allow the Icahn Group to appoint a director other than H. Russell Frisby. Mr. Cárdenas will remain on the Company’s board of directors until such replacement director is appointed at which point Mr. Cárdenas’ resignation will become effective as described in the Company’s Current Report on Form 8-K filed on May 10, 2022.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, the Board of Directors of the Company (the “Board”) approved an Amended and Restated Centuri Group, Inc. Award Agreement (the “Amended Award Agreement”) under the Centuri Group, Inc. (“Centuri”) Long-Term Incentive Plan (the “Centuri LTIP”) for Paul Daily, a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company and President and Chief Executive Officer of Centuri. Under the terms of the Amended Award Agreement and Mr. Daily’s Employment Agreement, shares of Company common stock granted to Mr. Daily under the Centuri LTIP will be fully vested in the case of Mr. Daily’s termination within twenty-four months of a “Change in Control” (as defined in the Centuri LTIP). If Mr. Daily is terminated without cause more than twenty-four months after a Change in Control, then vesting of the award granted under the Centuri LTIP will be prorated accordingly. The terms of Mr. Daily’s prior award agreement otherwise remain unchanged. The Amended Award Agreement will be effective for grants made under the Centuri LTIP in 2022.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and among Southwest Gas Holdings, Inc. and the Icahn Group, dated August 3, 2022

104	Cover Page formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

/s/ Thomas E. Moran
Date: August 5, 2022	Thomas E. Moran Vice President/General Counsel/Corporate Secretary